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                           STANDARD FORM OF LOFT LEASE
                     The Real Estate Board of New York, Inc.
                     (C)Copyright 1982. All rights Reserved.
                  Reproduction in whole or in part prohibited.
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AGREEMENT OF LEASE, made of this 13th day of September, 1996 Between CMC MIC
HOLDING COMPANY, L.L.C., having an office at 88 Tenth Avenue, New York, New York 10011 party of the first part, hereinafter referred to as "Landlord" or "Owner," and RONNYBROOK FARM DAIRY, INC., party of the second part, a New York State Corporation having an office at Ancramdale, New York, hereinafter referred to as "Tenant".

WITNESSETH: Owner hereby leases Tenant and Tenant hereby hires from Owner a portion of the ground floor (the "Demised Premises") as shown on Exhibit A attached hereto, in the series of buildings comprising the two (2) square blocks bound to the north by 16th Street, to the south by 15th Street, to the east by Ninth Avenue and to the west by Eleventh Avenue (but intersected by Tenth Avenue), which series of buildings is known as Around The Clock Center and by the street address 75 Ninth Avenue/85 Tenth Avenue, New York, New York (the "Building") for the term and rental set forth in Articles 41 and 42 hereof.

The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby convenant as follows:

Occupancy: 1. Tenant shall pay the rent as above and as hereinafter provided.

Use: 2. Tenant shall use and occupy demised premises for the Permitted Use provided such use is in accordance with the Certificate of Occupancy for the building, if any, and for no other purpose.

Alterations: 3. Tenant shall make no changes in or to the demised premises of any nature without Owner's prior written consent. Subject to the prior written consent of Owner, and to the provisions of this article, Tenant at Tenant's expense, may make alterations, installations or improvements which are non-structural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises using contractors or mechanics first approved by Owner. Tenant shall, at its expense, before making any alterations, additions, installations or improvements obtain all permits, approval and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner. Tenant agrees to carry and will cause Tenant's contractors and sub-contractors to carry such workman's compensation, general liability, personal and property damage insurance as Owner may require. If any mechanic's lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within thirty days thereafter, at Tenant's expense, by filing the bond required by law or otherwise. All fixtures and all paneling, partitions, railings and like installations, installed in the premises at any time, either by Tenant or by Owner on Tenant's behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises unless Owner, by notice to Tenant no later than twenty days prior to the date fixed as the termination of this lease, elect to relinquish Owner's right thereto and to have them removed from the demised premises by Tenant prior to the expiration of the lease, at Tenant's expense. Nothing in this Article shall be construed to give Owner title to or to prevent Tenant's removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such from the premises or upon removal of other installations as may be required by Owner. Tenant shall immediately and its expense, repair and restore the premises to the condition existing prior to installation and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed, by Tenant at the end of the term remaining in the premises after Tenant's removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner's property or removed from the premises by Owner, at Tenant's expense.

Repairs: 4. Owner shall maintain and repair the exterior of and the public portions of the building. Tenant shall, throughout the term of this lease, take good care of the demised premises including the bathrooms and lavatory facilities (if the demised premises encompass the entire floor of the building) and the windows and window frames and, the fixtures and appurtenances therein and at Tenant's sole cost and expense promptly make all repairs thereto and to the building, whether structural or non-structural in nature, caused by or resulting from the carelessness, omission, neglect or improper conduct of Tenant, Tenant's servants, employees, invitees, or licensees, and whether or not arising from such Tenant conduct or omission, when required by other provisions of this lease, including Article 6. Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant's fixtures, furniture or equipment. All the aforesaid repairs shall be of quality or class equal to the original work or construction. If Tenant fails, after ten days notice, to proceed with due diligence to make repairs required to be made by Tenant, the same may be made by the Owner at the expense of Tenant, and the expenses thereof incurred by Owner shall be collectible, as additional rent, after rendition of a bill or statement therefor. If the demised premises be or become infested with vermin, Tenant shall, at its expense, cause the same to be exterminated. Tenant shall give Owner prompt notice of any defective condition in any plumbing, heating system or electrical lines located in the demised premises and following such notice, Owner shall remedy the condition with due diligence, but at the expense of Tenant, if repairs are necessitated by damage or injury attributable to Tenant, Tenant's servants, agents, employees, invitees or licensees as aforesaid. Except as specifically provided in Article 9 or elsewhere in this lease, there shall be no allowance to the Tenant for a diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner, Tenant or others making or failing to make any repairs, alterations, additions or improvements in or to any portion of the building or the demised premises or in and to the fixtures, appurtenances or equipment thereof. The provisions of this
Article 4 with respect to making of repairs shall not apply in the case of fire or other casualty with regard to which Article 9 hereof shall apply.

Window Cleaning: 5. Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the New York State Labor Law or any other applicable law or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

Requirements Of Law, Fire Insurance, Floor Loads: 6. Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter, Tenant shall, at Tenant's sole cost and expense, promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, or the Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, whether or not arising out of Tenant's

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use or manner of use thereof, or, with respect to the building, if arising out of Tenant's use or manner of use of the demised premises or the building (including the use permitted under the lease). Except as provided in
Article 30 hereof, nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the demised premises or method or operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner. Tenant shall not keep anything in the demised premise except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization and other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the premises in a manner which will increase the insurance rate for the building or any property located therein over that in effect prior to the commencement of Tenant's occupancy. If by reason of failure to comply with the foregoing the fire insurance rate shall, at the beginning of this lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Owner and Tenant are parties, a schedule or "make-up" or rate for the building or demised premises issued by a body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Owner's judgment, to absorb and prevent vibration, noise and annoyance.

Subordination: 7. This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which demised premises are a part and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument or subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination, Tenant shall execute promptly any certificate that Owner may request.

Property - Loss, Damage, Reimbursement, Indemnity: 8. Owner or its Agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the negligence of Owner, its agents, servants or employees; Owner or its agents shall not be liable for any damage caused by other tenants or persons in, upon or about said building or caused by operations in connection of any private, public or quasi public work. If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever including, but not limited to Owner's own acts, Owner shall not be liable for any damage

Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement or diminution of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorney's fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant's agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of the Tenant, Tenant's agents, contractors, employees, invitees or licensees. Tenant's liability under this lease extends to the acts and omissions of any sub-tenant, and any agent, contractor, employee, invitee or licensee of any sub-tenant. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant's expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonably withheld.

Destruction Fire and Other Casualty: 9. (a) If the demised Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Owner and this lease shall continue in full force and effect except as hereinafter set forth. (b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of Owner and the rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the premises which is usable.
(c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the premises shall have been repaired and restored by Owner, subject to Owner's right to elect not to restore the same as hereinafter provided. (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any such events, Owner may elect to terminate this lease by written notice to Tenant, given within 90 days after such fire or casualty, specifying a date for the expiration of the lease, which date shall not be more than 60 days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease and Tenant shall forthwith quit, surrender and vacate the premises without prejudice however, to Owner's rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Owner shall serve a termination notice as provided for herein, Owner shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner's control. After any such casualty, Tenant shall cooperate with Owner's restoration by removing from the premises as promptly as reasonably possible, all of Tenant's salvageable inventory and movable equipment, furniture, and other property. Tenant's liability for rent shall resume five (5) days after written notice from Owner that the premises are substantially ready for Tenant's occupancy. (c) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery against the other or any one claiming through or under each of them by way of subrogation or otherwise. The foregoing release and waiver shall be in force only if both releasors' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefiting from the waiver shall pay such premium within ten days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Tenant acknowledges that Owner will not carry insurance on Tenant's furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Owner will not be obligated to repair any damage thereto or replace the same. (d) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.


Eminent Domain: 10. If the whole or any part of the demised Premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease.

Assignment Mortgage, Etc.: 11. Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance. Transfer of the majority of the stock of a corporate Tenant shall be deemed an assignment. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, under-tenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Owner to an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting.

Electric Current: 12. Rates and conditions in respect to submetering or rent inclusion, as the case may be, to be added in RIDER attached hereto. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing leeders to the building or the risers or wiring installation and Tenant may not use any electrical equipment which, in Owner's opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no wise make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain.

Access to Premises: 13. Owner or Owner's agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable times, to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to any portion of the building or which Owner may elect to perform in the premises after Tenant's failure to make repairs or perform any work which Tenant is obligated to perform under this lease, or for the purpose of complying with laws, regulations and other directions of governmental authorities. Tenant shall permit Owner to use and maintain and replace pipes and conduits in and through the demised premises and to erect new pipes and conduits therein provided, wherever possible, they are within walls or otherwise concealed. Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction nor shall the Tenant be entitled to any abatement of rent while such work is in progress nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof Owner shall have the right to enter the demised premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last six months of the term hereof Owner shall have the right to enter the demised premises at reasonable hours for the purpose of showing the same to prospective tenants and may, during said six months period, place upon the premises the usual notices "To Let" and "For Sale" which notices Tenant shall permit to remain thereon without molestation. If Tenant is not present to open and permit an entry into the premises, Owner or Owner's agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly and provided reasonable care is exercised to safeguard Tenant's property, such entry shall not render Owner or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant's property therefrom, Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation and such act shall have no effect on this lease or Tenant's obligations hereunder.

Vault, Vault 14. No Vaults, vault Space or area, whether or not enclosed or covered, not within the property line of the building is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding, Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authorities for such vault or area shall be paid by Tenant, if used by Tenant, whether or not specifically leased hereunder.

Occupancy: 15. Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part. Tenant has inspected the premises and accepts them as is, subject to the riders annexed hereto with respect to Owner's work, if any. In any event, Owner makes no representation as to the condition of the premises and Tenant agrees to accept the same subject to violations, whether or not of record. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business, Tenant shall be responsible for and shall procure and maintain such license or permit.

Bankruptcy: 16. (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Owner by sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor; or (2) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised but shall forthwith quit and surrender the premises. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant's interest in this lease.

            (b) It is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rental reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four (4%) per annum. If such premises or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be deemed to be the fair and reasonable rental value for the part or the whole of the premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

Default: 17. (1) If Tenant defaults in fulfilling any of the covenants of this lease including the covenants for payment of rent or additional rent; or if the demised premises becomes vacant or deserted "or if this lease be rejected under ss. 235 of Title 11 of the U.S. Code (bankruptcy code);" or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if Tenant shall make default with respect to any other lease between Owner and Tenant; or if Tenant shall have failed, after ten (10) days written notice, to redeposit with Owner any portion of the security deposited hereunder which Owner has applied to the payment of any rent and additional rent due and payable hereunder or failed to move into or take possession of the premises within fifteen (15) days after the commencement of the term of this lease, of which fact Owner shall be the sole judge; then in any one or more of such events, upon Owner serving a written ten (10) days notice upon Tenant specifying the nature of said default and upon the expiration of said ten (10) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within ten (10) day period, and if Tenant shall not have diligently commenced during such default within such ten (10) day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Owner may serve a written five (5) days' notice of cancellation of this lease upon Tenant, and upon the expiration of said five (5) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof and Tenant shall then quit and surrender the demised premises to Owner but Tenant shall remain liable as hereinafter provided.

            (2) If the notice provided for in (1) hereof shall have been given, and the term shall expire as aforesaid; then and in any of such events Owner may without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of demised premises and remove their effects and hold the premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this lease,

Owner may cancel and terminate such renewal or extension agreement by written notice.

Remedies of Owner and Waiver such of Redemption: 18. In case of any default, re-entry, expiration and/or dispossess by summary proceedings or otherwise, (a) the rent, and additional rent, shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, (b) Owner may re-let the premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner's option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease and may grant concessions or free rent or charge a higher rental than that in this lease, (c) Tenant or the legal representatives of Tenant shall also pay Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, any deficiency between the rent hereby reserved and or covenanted to be paid and the net amount, if any, of the rents collected on account of the subsequent lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Owner to re-let the premises or any part or parts thereof shall not release or affect Tenant's liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, attorney's fees, brokerage, advertising and for keeping the demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any subsequent month by a similar proceeding. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner's option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner's sole judgment, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws.

Fees and Expenses: 19. If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under or by virtue of any of the terms or provisions in any article of this lease, then, unless otherwise provided elsewhere in this lease, Owner may immediately or at any time thereafter and without notice perform the obligation of Tenant thereunder. If Owner, in connection with the foregoing or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to attorney's fees, in instituting, prosecuting or defending any action or proceedings, then Tenant will reimburse Owner for such sums so paid or obligations incurred with interest and costs. The foregoing expenses incurred by reason of Tenant's default shall be deemed to be additional rent hereunder and shall be paid by Tenant to Owner within five (5) days of rendition of any bill or statement to Tenant therefor. If Tenant's lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner as damages.

Building Alterations And Management: 20. Owner shall have the right at any time without the same constituting an eviction and without incurring liability to Tenant therefor to change the arrangement and or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the building and to change the name, number or designation by which the building may be known. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other Tenant making any repairs in the building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Owner by reason of Owner's imposition of any controls of the manner of access to the building by Tenant's social or business visitors as the Owner may deem necessary for the security of the building and its occupants.

No Representations by Owner: 21. Neither Owner nor Owner's agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected or the demised premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the demised premises or the building except as herein expressly set forth and no rights, easement or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition and agrees to take the same "as is" on the date possession is tendered and acknowledged that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises and the building of which the same form a part were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

End of Term: 22. Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner the demised premises, broom clean, in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property from the demised premises. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this Lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday unless it be a legal holiday in which case it shall expire at noon on the preceding business day.

Quiet Enjoyment: 23. Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised without molestation or disturbance by the Landlord, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 34 hereof and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

Failure To Give Possession: 24. If Owner is unable to give possession of the demised premises on the date of the commencement of the term hereof, because of the holding-over or retention of possession of any tenant, undertenant or occupants or if the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the premises ready for occupancy or because of the fact that a certificate of occupancy has not been procured or if Owner has not completed any work required to be performed by Owner, or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for Owner's inability to obtain possession or complete any work required) until after Owner shall have given Tenant notice that the premises are substantially ready for Tenant's occupancy. If permission is given to Tenant to enter into the possession of the demised premises or to occupy premises other than the demised premises prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease, except as to the covenant to pay rent. The provisions of this article are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law.

No Waiver: 25. The failure of Owner to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this lease or any of the Rules or Regulations, set forth hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Owner of rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner's right to recover the balance of such rent or pursue any other remedy in this lease provided. All checks tendered to Owner as and for the rent of the demised premises be deemed payments for the account of Tenant. Acceptance by Owner of rent from anyone other than Tenant shall not be deemed to operate as an assignment or subletting by Tenant of the demised premises to such payor, or as a modification of the provisions of this lease. No act or thing done by Owner or Owner's agents during the term hereby demised shall be deemed an acceptance of a surrender of said premises and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner's agent shall have any power to accept the keys of said premises prior to the termination of the lease and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the premises.


Waiver of Trial by Jury: 26. It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Owner and Tenant, Tenant's use of or occupancy of said premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any summary proceeding for possession of the premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding.

Inability to Perform: 27. This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no wise be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Owner is prevented or delayed from so doing by reason of strike or labor troubles or any cause whatsoever beyond Owner's sole control including, but not limited to, government preemption in connection with a National Emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency


Bills and Notices: 28. Except as otherwise in this lease provided a bill, statement, notice or communication which Owner may desire or be required to give to Tenant, shall be deemed sufficiently given or rendered it, in writing, delivered to Tenant personally or sent by registered or certified mail addressed to Tenant at the building of which the demised premises form a part or at the last known residence address or business address of Tenant, and the time of the rendition of such bill or statement and of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant, mailed, or left at the premises as herein provided. Any notice by Tenant to Owner must be served by registered or certified mail addressed to Owner at the address first hereinabove given or at such other address as Owner shall designate by written notice.

Water Charges: 29. If Tenant requires, uses or consumes water for any purpose (of which fact Tenant constitutes Owner to be the sole judge) Owner may install a water meter and thereby measure Tenant's water consumption for all purposes. Tenant shall pay Owner for the cost of the meter and the cost of the installation, thereof and throughout the duration of Tenant's occupancy Tenant shall keep said meter and installation equipment in good working order and repair at Tenant's own cost and expense in default of which Owner may cause such meter and equipment to be replaced or repaired and collect the cost thereof from Tenant, as additional rent. Tenant agrees to pay for water consumed, as shown on said meter as and when bills are rendered, and on default in making such payment Owner may pay such charges and collect the same from Tenant, as additional rent. Tenant covenants and agrees to pay, as additional rent the sewer rent, charge or any other tax, rent, levy or charge which now or hereafter is assessed, imposed or a lien upon the demised premises or the realty of which they are part pursuant to law, order or regulation made or issued in connection with the use, consumption, maintenance or supply of water, water system or sewage or sewage connection or system. If the building or the demised premises or any part thereof is supplied with water through a meter through which water is also supplied to other premises Tenant shall pay to Owner, as additional rent, on the first day of each month, _________% ($________) of the total meter charges as Tenant's portion. Independently of and in addition to any of the remedies reserved to Owner hereinabove or elsewhere in this lease. Owner may sue for and collect any monies to be paid by Tenant or paid by Owner for any of the reasons or purposes hereinabove set forth.

Sprinklers: 30. Anything elsewhere in this lease to the contrary notwithstanding, if the New York Board of Fire Underwriters or the New York Fire Insurance Exchange or any bureau, department or official of the federal, state or city government recommend or require the installation of a sprinkler system or that any changes, modifications, alterations, or additional sprinkler heads or other equipment be made or supplied in an existing sprinkler system by reason of

Tenant's business, or the location of partitions, trade fixtures, or other contents of the demised premises, or for any other reason, or if any such sprinkler system installations, modifications, alterations, additional sprinkler heads or other such equipment, become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate set by any said Exchange or by any fire insurance company, Tenant shall, at Tenant's expense, promptly make such sprinkler system installations, changes, modifications, alterations, and supply additional sprinkler heads or other equipment as required whether the work involved shall be structural or non-structural in nature. Tenant shall pay to Owner as additional rent the sum of $____________, on the first day of each month during the term of this lease, as Tenant's portion of the contract price for sprinkler supervisory service.

Elevators, Heat, Cleaning: 31. As long as Tenant is not in default under any of the covenants of this lease Owner shall:

            (a) furnish heat through the existing facilities serving the Demised Premises, water and other services supplied by Owner to the demised premises, when and as required by law, on business days from 8 a.m. to 6 p.m. and on Saturdays from 8 a.m. to 1 p.m.; (b) clean the public halls and public portions of the building which are used in common by all tenants. Tenant shall, at Tenant's expense, keep the demised premises, including windows, clean and in order, to satisfaction of Owner, and for that purpose shall employ the person or persons, or corporation approved by Owner. Tenant shall pay the cost of removal of any of Tenant's refuse and rubbish from the building. Tenant shall independently contract for the removal of such refuse and rubbish. The removal of such refuse and rubbish by others shall be subject to such rules and regulations as, in the judgment of Owner, are necessary for the proper operation of the building. Owner reserves the right to stop service of the heating, elevator, plumbing and electric systems, when necessary, by reason of accident, or emergency, or for repairs, alterations, replacements or improvements, in the judgment of Owner desirable or necessary to be made, until said repairs, alterations, replacements or improvements shall have been completed. If the building of which the demised premises are a part supplies manually operated elevator service, Owner may proceed with alterations necessary to substitute automatic control elevator service upon ten (10) day written notice to Tenant without in any way affecting the obligations of Tenant hereunder, provided that the same shall be done with the minimum amount of inconvenience to Tenant, and Owner pursues with due diligence the completion of the alterations.

Security: 32. [Deleted]

Captions: 33. The Captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this lease nor the intent of any provision hereof.

Definitions: 34. The term "Owner" as used in this lease means only the owner of the fee or of the leasehold of the building, or the mortgagee in possession, for the time being of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales of said land and building or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be and hereby is entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner hereunder. The words "re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning. The term "rent" includes the annual rental whether so-expressed or expressed in monthly installments, and "additional rent." "Additional rent" means all sums which shall be due to new Owner from Tenant under this lease, in addition to the annual rental rate. The term "business days" as used in this lease, shall exclude Saturdays (except such portion thereof as is covered by specific hours in Article 31 hereof), Sundays and all days observed by the State or Federal Government as legal holidays and those designated as holidays by the applicable building service union employees service contract or by the applicable Operating Engineers contract with respect to HVAC service.

Adjacent Excavation- 35. If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building of which demised premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

Rules and Regulations: 36. Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully, and comply with, the Rules and Regulations annexed hereto and such other and further reasonable Rules and Regulations as Owner or Owner's agents may from time to time adopt. Notice of any additional rules or regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of such Rule or Regulation hereafter for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice, in writing upon Owner within ten (10) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

Glass: 37. Owner shall replace, at the expense of the Tenant, any and all plate and other glass damaged or broken from any cause whatsoever in and about the demised premises. Owner may insure, and keep insured, at Tenant's expense, all plate and other glass in the demised premises for and in the name of Owner. Bills for the premiums therefor shall be rendered by Owner to Tenant at such times as Owner may elect, and shall be due from and payable by, Tenant when rendered, and the amount thereof shall be deemed to be, and be paid, as additional rent.

Estoppel Certificate: 38. Tenant, at any time, and from time to time, upon at least 10 days' prior notice by Owner, shall execute, acknowledge and deliver to Owner, and/or to any other person, firm or corporation specified by Owner, a statement certifying that this Lease is unmodified in full force and effect for, (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, and stating whether or not there exists any default by Owner under this Lease, and, if so, specifying each such default.


Directory Board Listing: 39. If, at the request of and as accommodation to Tenant, Owner shall place upon the directory board in the lobby of the building, one or more names of persons other than Tenant, such directory board listing shall not be construed as the consent by Owner to an assignment or subletting by Tenant to such person or persons.

Successors and Assigns: 40. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns.

                 See Escalation and Supplemental Riders Attached
                          hereto and made a part hereof

      In Witness Whereof, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.

                            LANDLORD:  CMC MIC HOLDING COMPANY, L.L.C.


                                       By: /s/ Irwin B. Cohen
                                          ----------------------------------

Witness for Owner:                     By: MC Holdings Company. L.L.C., Mgr.

                                       By /s/ Arik Kislin, Member
-----------------------------             ----------------------------------


Witness for Tenant:           TENANT:  RONNYBROOK FARM DAIRY, INC.

                                       By: /s/ Ronald Osofsky
-----------------------------             ----------------------------------

Rider No. 1, attached to and made a part of Lease dated

Between CMC MIC HOLDING COMPANY, L.L.C.

As Owner and
             RONNYBROOK FARM DAIRY, INC.

As Tenant

A. TAXES. Tenant agrees to pay as additional rent Tenant's Proportionate Share of any and all increases in Real Estate Taxes above the Real Estate Taxes for the "Base Tax Year") imposed on the Property with respect to every Tax Year or part thereof during the term of this lease, whether any such increase results from a higher tax rate or an increase in the assessed valuation of the property, or both. "Property" shall mean the land and building including any "air rights", of which the demised premises are a part. "Real Estate Taxes" shall mean taxes and assessments imposed upon the Property including any special assessment imposed thereon for any purpose whatsoever and also including taxes payable by Owner to a ground lessor with respect thereto, and unmetered water taxes and sewer rents. If due to a change in the method of taxation any franchise, income, profit, or other tax, however designated, shall be levied against Owner's interest in the property in whole or in part for or in lieu of any tax which would otherwise constitute Real Estate Taxes such change in method of taxation shall be included in the term "Real Estate Taxes" for purposes hereof. "Tax year" shall mean each period of twelve months commencing on the first day of July subsequent to the Base Tax Year, in which occurs any part of the term of this lease or such other period of twelve months occurring during the term of this lease as hereafter may be duly adopted as the fiscal year for real estate tax purposes of the City of New York. All such payments shall be appropriately pro-rated for any partial Tax Years occurring during the first and last years of the term of this lease. A copy of the Tax Bill of the City of New York shall be sufficient evidence of the amount of Real Estate Taxes and for calculation of the amount to be paid by Tenant.

      Only Owner shall be eligible to institute tax reduction or other proceedings to reduce the assessed valuation. Should Owner be successful in any such reduction proceedings and obtain a rebate for periods during which Tenant has paid Tenant's share of increases, Owner shall, after deducting Owner's expenses in connection therewith including without limitation attorney's fees and disbursements, return to Tenant tenant's pro-rata share of such rebate except that Tenant may not obtain any portion of the benefits which may accrue to Owner from any reduction in Real Estate Taxes for any Tax Year below those imposed in the Base Tax year.

B. OPERATING EXPENSES For purposes of this article only, the following words and terms have the following meaning:

(1) "BASE OPERATION YEAR" shall have the meaning provided in Article 41.

(2) "OPERATION YEAR" shall mean each calendar year in which occurs any part of the term of this lease. If the lease term shall commence or terminate on a date other than January 1, or December 31 of an Operation Year, any increase or decrease in additional rent by reason hereof shall be appointed.

(3) "OPERATING EXPENSES" shall mean any or all of the following incurred by Owner with respect to the building of which the demised premises form a part: salaries, wages, hospitalization, medical, surgical and general welfare benefits (including group insurance) and pension payments of employees of Owner engaged in the operation and maintenance of the building of which the demised premises are a part, payroll taxes, workmen's compensation insurance, gas, oil, or other fuel, electricity, steam, together with any taxes thereon, utility taxes, water, (including sewer rental), rent, casualty and liability and other insurance covering Owner, Owner's agent, mortgagee and any portion of Owner's property, repairs and maintenance, building and cleaning supplies, uniforms and dry cleaning window cleaning, management fees, service contracts with independent contractors, telephone, telegraph, stationery, advertising, and all other expenses paid in connection with the operation of said premises properly chargeable against income, including but not limited to accounting expenses for all statements with respect to Owner's Property, including statements required under this Article and any work in connection with any governmental entity, and attorney's fees and fees to professionals for services rendered in connection with the maintenance, repair and operation of Owner's Property and in respect of real estate taxes payable on Owner's Property; dues and fees for trade and Industry associations and costs of their related activities, all relating to Owner's Property; and home office administration costs for the proportionate share of any salaries of Owner's employees engaged in Property management and for bookkeeping and telephone. Owner's Operating Expenses shall not include any item otherwise properly constituting an operating expense to the extent payment of reimbursement therefore is actually received by Owner from space occupants for services rendered or performed directly for the account of such space occupants and for which Owner makes a separate charge, or for electrical energy for which Tenant's pay under an electrical rent inclusion or submetering plans provided, however, that the foregoing exclusion shall be only to the extent of the actual cost to Owner of the services rendered to each space occupant, nor real estate taxes, mortgage interest and amortization, brokerage or other costs in connection with leasing or mortgages, rent under a superior lease, depreciation, nor the cost of any item required under good accounting and tax practice to be capitalized (Other than those which under generally applied real estate practice are expense or regarded as deferred expenses and other than capital expenditures made by reason of legal requirements or insurance requirements, in any of which cases the cost thereof shall be included in Operating Expenses for the Operational Year in which the costs are incurred and subsequent Operational Years, amortized on a straight-line basis over an appropriate period not exceeding fifteen years, including interest at the prime interest rate changed by Owner's first institutional mortgagee at the time of Owner's having made such expenditure or in the absence thereof by Citibank, N.A.) If Owner shall eliminate the payment of any of the salaries, wages, benefits or other payments to employees and the payroll taxes and workmen's compensation insurance premiums relating thereto as the result of the installation of labor-saving devices or by other means, in computing the additional rent payable under this paragraph (B), the corresponding items of said salaries, wages, benefits and other payments to employees and of said taxes and premiums relating thereto in the base year and there shall be included in Operating Costs the cost and expense of such labor-saving device as amortized over the useful life thereof, or the amount of the reduction in Operating costs, whichever is the lesser.

(4) In the event that the Operating Expenses incurred by Owner during any Operation Year shall be greater than the Operating Expenses incurred by Owner during the Base Operation Year, Tenant shall pay to Owner as additional rent for the Operation Year in question an amount equal to Tenant's Proportionate Share of the Increase.

      The amounts due under subdivision A. "TAXES" and B. "OPERATING EXPENSE" hereunder shall be collected as additional rent without set off or deduction, and shall be paid in the following manner.

(A) Any adjustment in rent occurring by reason of subdivision A "TAXES" shall be effective as of the first day of the Tax Year concerned and, after Owner shall have furnished Tenant with a statement setting forth the Real Estate Taxes for the Base Tax Year and the Real Estate Taxes for the Tax Year concerned, all monthly installments of rent shall reflect 1/12th of the annual amount of such adjustment until a new adjustment becomes effective pursuant to the provisions of said subdivision A. Any adjustments in rent payable pursuant to this Rider by reason of changes in the Real Estate Taxes for the Base Year or any Tax Year prior to the then current Tax Year, if any, shall be paid by Tenant to Owner within thirty (30) days after the statement covering such period is delivered to Tenant or a credit given by Owner towards the next ensuing rent installments until the credit is exhausted, as the case may be.

B) For the first Operation Year and each subsequent Operation Year Owner shall furnish Tenant with an operating expense statement, Tenant shall pay the amount of additional rent shown thereon, if any, within thirty days (30) after rendition of such statement. Tenant shall be given a credit on such statement for payments made during the Operating Year on account of the amount due and in case of an overpayment Tenant shall receive a credit. In order to provide for current payment of additional rent which may be payable upon the rendering of the next Operating Expense Statement, all monthly installments of rent following the rendition of any such statements shall reflect one-twelfth of the annualized amount of the additional rent shown on the most recent statement and 1/12th of the amount, if any, by which the amount due under such most recent statement increased over the most previous statement without respect to credits for advanced payments. In all events Tenant's tax escalation payments shall be made so that they are due and payable at least thirty (30) days prior to the date payments are due either to the taxing authority or to any first institutional mortgagee under a real estate tax escrow requirement.

      The statements of Operating Expenses to be furnished by Owner hereunder shall be prepared in reasonable detail by a Certified Public Accountant (who may be a CPA employed by Owner for the audit of Owner's accounts). Said CPA may rely on Owner's allocations and estimates provided such CPA determines that there is a reasonable basis for such allocations and estimates. The statements thus furnished to Tenant shall constitute the final determination as between Owner and Tenant of the Operating Expenses for the period covered thereby. If any such Tax or Operating Expenses for the statement is furnished to Tenant after the commencement of the effective date of any such adjustment, there shall be promptly paid by Tenant to Owner an amount equal to the portion of such adjustment allocable to that part of the Operation of Tax Year, as the case may be, which shall have elapsed prior to the first day of the calendar month next succeeding the calendar month in which said statement was furnished to Tenant.

Owner's failure during the lease term to prepare and deliver any of the foregoing tax bills, statements or bills, or Owner's failure to make a demand, shall not in any way waive or cause Owner to forfeit or surrender Owner's rights to collect any of the foregoing items of additional rent which may have become due during the term of this lease. Tenant's liability for the amounts due under this article shall survive the expiration of the term.

In no event shall any rent adjustment hereunder result in a decrease in the fixed annual rent.


                  INIITIAL HERE
                  ---------------
                  Owner     Tenant

                  IBC        RO

                         SUPPLEMENTAL RIDER TO LEASE
                   DATED AS OF SEPTEMBER ___, 1996 BETWEEN
                CMC MIC HOLDING COMPANY, L.L.C., LANDLORD, AND
                     RONNYBROOK FARM DAIRY INC., TENANT.

41. Definitions: The following terms, wherever used in this lease, shall have the meanings herein specified.. Where the meaning of any term is defined as "None", the provisions of this lease utilizing such term shall be disregarded and of no force or effect.

"Base Operation Year":  the 1996 calendar year.

"Base Tax Year":        the fiscal year from July 1, 1996, to June 30, 1996,
                        both dates inclusive.

"Commencement Date":    September 15, 1996.

"Demised Premises":     a portion of the ground  floor of the  Building,
                        as shown on Exhibit A attached hereto and made apart hereof.

"Expiration Date":      September 14, 2016, or such earlier date upon which the
                        term of this lease may expire or be cancelled or terminated pursuant to any of the provisions, conditions or covenants of this lease or pursuant to law.

"Fixed Rental":         (i)   Commencement Date through September 14, 1997, both
                              dates inclusive: $13,680.00 per year ($1,140.00 per month);

                        (ii) September 15, 1997 through September 14, 1998, both dates inclusive: $15,048.00 per year ($1,254.00 per month);

                        (iii) September 15, 1998 through September 14, 1999,
                              both dates inclusive: $16,416.00 per year
                              ($1,368.00 per month);

                        (iv) September 15, 1999 through September 14, 2000, both dates inclusive: $17,784.00 per year ($1,482.00 per month);

                        (v) September 15, 2000 through September 14, 2001, both dates inclusive: $19,152.00 per year ($1,596.00 per month);

                        (vi) September 15, 2001 through September 14, 2006, both dates inclusive: $21,888.00 per year ($1,824.00 per month);

                        (vii) September 15, 2006 through September 14, 2011,
                              both dates inclusive: $24,624.00 per year
                              ($2,052.00 per month); and

                       (viii) September 15, 2011 through the remainder of the
                              term of this lease: $27,360.00 per year ($2,280.00 per month).

"Permitted Use":        As used herein, the "Permitted Use" of the Demised
                        Premises shall mean wholesale and retail sale of milk, fermented milk products, frozen dairy desserts and cheese.

"Tenant's Proportionate
Share":                 .0931%

"Security Deposit":     "NONE"

42. TERM AND RENTAL:

      42.01 The term of this lease shall commence on the Commencement Date and end on the Expiration Date, both dates inclusive.

      42.02 Tenant covenants to pay to Landlord, at the address hereinabove set forth or at such other address as Landlord shall designate, the following sums:

            (a) the Fixed Rental set forth in Article 41 hereof, which shall be payable in equal monthly installments, in advance, without previous demand therefor and without any setoff or deduction whatsoever, on the first day of each and every calendar month throughout the term of this lease, except that the first monthly installment of Fixed Rental shall be paid upon the execution and delivery of this lease by Tenant; and

            (b) "Additional Rental", consisting of all such other sums of money as shall become due from and payable by Tenant to Landlord (for default in payment of which Landlord shall have the same remedies as for a default in the payment of Fixed Rental).

      42.03 Tenant shall pay the Fixed Rental and Additional Rental herein reserved promptly as and when the same shall become due and payable, without demand therefor and without any abatement, deduction or setoff whatsoever except as expressly provided in this lease.

      42.04 If the Commencement Date occurs on a day other than the first day of a calendar month or the Expiration Date occurs on a day other than the last day of a calendar month, the Fixed Rental for such calendar month shall be prorated based upon the number of days remaining in said month divided by thirty (30) and with respect to the first month, the balance of the first month's Fixed Rental theretofore paid shall be credited against the next monthly installment of Fixed Rental then due under this Lease.

43. AS-IS POSSESSION:

      43.01 Tenant acknowledges that it has made a full and complete inspection of the Demised Premises. Tenant agrees to accept same on the Commencement Date in its then "as is" condition. Tenant acknowledges that neither Landlord, Landlord's agent or any broker, has made any representations or promises in regard to the Demised Premises for the term herein demised. The taking of possession of the Demised Premises by Tenant shall be conclusive evidence that the Demised Premises complied with the condition in which the Demised Premises were to be delivered to Tenant under this lease.

      43.02 All installations, materials or work which may be necessary or desirable to prepare, equip, decorate or furnish the Demised Premises for Tenant's occupancy (hereinafter referred to as "Tenant's Work") shall be performed by Tenant, at its sole cost and expense, in accordance with all the terms, covenants and conditions of this lease, including without limitation,
Article 3 hereof.

      43.03 All lighting, electrical, heating, ventilating, air-conditioning and plumbing equipment, installations and fixtures now or hereafter installed or located at or in the Demised Premises by or on behalf of Tenant shall, upon installation, become the property of Landlord and shall remain upon and be surrendered to Landlord upon the expiration or termination of this lease, subject to Landlord's right to require Tenant to remove the same as provided in Article 3.

44. UTILITIES AND SERVICES:

      44.01 Tenant agrees to make its own arrangements with the public utility company servicing the Demised Premises for the furnishing of, and payment of all charges for electricity, water (hot and cold), gas and all other utilities consumed by Tenant in the Demised Premises. In no event shall Landlord be responsible for charges for electricity, water (hot or cold), gas or any other utilities or for the furnishing of any heat, water (hot or cold), air-conditioning or any other services. All meters at the Demised Premises for the purpose of measuring Tenant's consumption and demand of the respective utilities (electricity, gas, water, etc.) shall be installed by Tenant, at its sole cost and expense, prior to opening for business in the Demised Premises (or if Landlord so elects, shall, be installed by Landlord at Tenant's expense to be reimbursed to Landlord upon demand) and shall thereafter be maintained by Tenant, at Tenant's sole cost and expense, in good working order and condition.

45. ADDENDUM TO ARTICLE 6:

      45.01 Without limiting the generality of the provisions of Article 6, Tenant shall comply in all respects with all "Environmental Laws" relating to Tenant's conduct of its business at the Demised Premises. For the purpose of this paragraph, the term "Environmental Laws" shall mean any federal, state or local laws, statutes, ordinances, rules, regulations or any judicial or administrative decisions now in effect or hereinafter enacted relating to hazardous materials, health and safety or pollution or protection of the environment insofar as the aforesaid relate to Tenant, Tenant's operations or Tenant's use of the Demised Premises.

      45.02 Tenant will not use or suffer or permit any person to use the Demised Premises for any unlawful purpose and Tenant, at its sole cost and expense, will obtain and maintain all licenses and permits from any and all governmental authorities having jurisdiction over either the Demised Premises or the conduct of Tenant's business therein to the extent necessary for the conduct of Tenant's business in the Demised Premises, including without limitation, the Permitted Use.

      45.03 In the event that any repair, alteration, addition or improvement proposed to be performed by Tenant in or to the Demised Premises shall trigger any requirement of any federal, state, county, municipal or other law, order, rule or regulation that any other repair, alteration, addition or improvement be performed in or to the Demised Premises or other part of the Building in which the Demised Premises are located (herein, the "Triggered Requirement"), whether or not such Triggered Requirement results from any pre-existing condition in the Demised Premises or Building, then Tenant, at its sole cost and expense, shall cause the Triggered Requirement to be compiled with as part of Tenant's proposed repair, alteration, addition or improvement and deliver to Landlord evidence of Tenant's satisfaction of the Triggered Requirement.

46. PLEDGE OF TENANT'S FIXTURES

      46.01 Tenant hereby grants to Landlord a first security interest in all of "Tenant's Fixtures" (as hereinafter defined) as security for the full and faithful performance and observance by Tenant of all of the terms, agreements, covenants and conditions of this lease, including the payment of all of the rents herein reserved. Landlord shall be entitled to all of the rights and remedies of a "secured party" under the Uniform Commercial Code of the State of New York with respect to such security interest. This Section 46.01 is intended by the parties to constitute a "security agreement" for all purposes of the Uniform Commercial Code. Tenant agrees that it shall own all of Tenant's Fixtures in fee simple absolute, free of all leases, pledges, mortgages, encumbrances, grants or any other further security interests in all or any part of Tenant's Fixtures, whether superior or subordinate to Landlord's interest. At all times Landlord's security interest shall be a valid and perfected first security interest in Tenant's Fixtures. Tenant, at its sole cost and expense, shall indemnify and hold Landlord harmless from all claims, damages, costs and expenses from any party asserting any leasehold interest

(whether as lessor or lessee), pledge, mortgage, encumbrance or security interest in Tenant's Fixtures, whether superior or subordinate to Landlord's interest, and Tenant shall take such further actions to perfect and preserve Landlord's interest as a valid and perfected first security interest. As used herein, the term "Tenant's Fixtures" shall mean all lighting, electrical, heating, ventilating, air-conditioning and plumbing equipment, installations and fixtures now or hereafter installed or located at the Demised Premises by or on behalf of Tenant, any replacements thereof and all rents, issues, profits and proceeds of any of the foregoing, irrespective of whether any such property shall be affixed to the realty.

      46.02 Tenant shall, from time to time, within ten (10) days after Landlord's written request therefor, execute and deliver to Landlord any financing statements, financing continuation statements, security agreements and/or any other documents that Landlord shall consider necessary or desirable under the Uniform Commercial Code to create, confirm the creation of, perfect, renew, re-perfect, or renew the perfection of Landlord's security interest. To the fullest extent permitted by the Uniform Commercial Code, Tenant hereby authorizes Landlord to sign and file, from time to time, without the necessity of obtaining the signature of Tenant thereon, any financing statement(s) and/or financing continuation statement(s) that Landlord shall consider necessary or desirable in connection therewith. Further, Landlord may, from time to time, search the public records to determine if any further security interests have been filed against Tenant's Fixtures. Tenant shall reimburse Landlord within ten
(10) days of demand, as Additional Rental, for the cost of all filings and searches referred to in this Section 46.02.

47. INDEMNITY-LIABILITY INSURANCE:

      47.01 Tenant covenants and agrees to indemnify and save Landlord harmless from and against any and all claims for damages or injuries to goods, wares, merchandise and property and/or for any personal injury or loss of life in, upon or about the Demised Premises and, to the extent arising from the acts or negligence of Tenant or its agents, employees, contractors or invitees, the Building, as well as the sidewalks adjoining the Demised Premises.

      47.02 Tenant covenants to provide on or before the Commencement Date of the term hereof and to keep in force during the term hereof for the benefit of Landlord and Tenant: (a) a comprehensive policy of liability insurance protecting Landlord and Tenant against any liability whatsoever occasioned by accident on or about the Demised Premises or any appurtenances thereto, with limits of liability thereunder not less than the amount of Three Million and 00/100 ($3,000,000.00) Dollars of combined single limit comprehensive broad form coverage on a per occurrence basis; and (b) Fire and extended coverage, vandalism, malicious mischief, water damage and special extended coverage insurance in an amount adequate to cover the cost of replacement of all fixtures, decorations and improvements in the Demised Premises. Such policies are to be written by good and solvent insurance companies reasonably satisfactory to Landlord with a Best's rating not less than A-8 and shall name as additional insureds the Landlord, Landlord's managing agent and such other parties as Landlord shall notify Tenant in writing. Such insurance may be carried under a blanket of policy covering the Demised Premises and other locations of Tenant, if any, provided such blanket policy contains a designated aggregate limit of liability coverage for the Demised Premises alone of not less than $3,000,000 and Tenant delivers to Landlord evidence thereof.

      47.03 Prior to the time such insurance is first required to be carried by Tenant and thereafter, at least thirty (30) days prior to the expiration of any such policy, Tenant agrees to deliver to Landlord either a duplicate original of the aforesaid policies or a certificate evidencing such insurance, provided said certificate or policies contain an endorsement that such insurance may not be cancelled or modified except upon thirty (30) days' notice to Landlord together with evidence of payment for the policy. Tenant's failure to provide and keep in force the aforementioned insurance shall be regarded as a material default hereunder, entitling Landlord to exercise any or all of the remedies as provided in this lease in the event of Tenant's default.

48. BROKER:

      48.01 Tenant covenants, warrants and represents to Landlord that Tenant has not utilized the services of, been introduced to the Demised Premises or Building by, nor been represented by any broker or finder in connection with any of the conversations or negotiations in consummating this lease or the renting of the Demised Premises. Tenant shall indemnify, defend and hold and save Landlord harmless against any and all liability from any claims of any broker claiming to have introduced Tenant to the Demised Premises or the Building or represent Tenant in connection with the renting of the Demised Premises (including, without limitation, the cost of counsel fees in connection with the defense of any such claims in connection with the renting of the Demised Premises).

49. EXCULPATORY CLAUSE:

      49.01 Tenant shall look solely to the estate and property of Landlord in the Building, for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms, covenants and conditions of the lease to be observed and/or performed by Landlord, and no other property or assets of Landlord or any partner, member, officer or director thereof, disclosed or undisclosed, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this lease, the relationship of Landlord and Tenant hereunder, or Tenant's use and occupancy of the Demised Premises. Without limiting the foregoing, it is further understood that under no event or circumstance shall Landlord be held responsible for the acts of any third parties, including without limitation, any other tenants or occupants of the Building or their guests, employees, agents, contractors or invitees, it being expressly understood and agreed that Landlord's liability for any default in the Landlord's obligations under this lease are expressly limited to the acts and omissions of the Landlord and its agents and employees.

50. OPERATING COVENANTS:

      50.01 Cleaning: The entire Demised Premises, including store fronts and any glass show windows and all sidewalks adjacent to the Demised Premises, are to be kept clean by Tenant, at its sole cost and expense, in a manner satisfactory to Landlord. Tenant, at its expense, shall maintain and repair all damage to the sidewalks or common areas of the building to the extent caused by the acts or negligence of Tenant or its agents, employees, contractors or invitees.

      50.02 Removal of Garbage: Tenant agrees that it shall independently contract, at its sole cost and expense, for the removal of all rubbish, refuse and waste from the Demised Premises, utilizing contractors and subcontractors approved (in writing, in advance) by Landlord. The removal of such rubbish, refuse, garbage shall be subject to such rules and regulations as, in the reasonable judgment of Landlord, are necessary for the proper operation of the Building. Tenant shall comply with all applicable requirements, if any, of the Department of Health and Sanitation of the City of New York relating to the separation and/or treatment of such rubbish prior to its placement for disposal. Tenant shall accumulate garbage for collection in concealed and enclosed metal containers located solely in the Demised Premises. Tenant further agrees not to permit the accumulation (unless in concealed and enclosed metal containers) of any rubbish or garbage in, on or about any part of the Demised Premises, and not to permit any garbage or rubbish to be collected or disposed of from the Demised Premises during the hours of 8:30 a.m. to 12 Midnight, except in strike and emergency situations.

      50.03 Extermination: Tenant, at its expense, shall keep the Demised Premises and the areas adjacent to the Demised Premises, free from vermin, rats, mice and insects, and, prior to the opening of the Demised Premises for business, obtain and maintain at all times during the term of this lease a service contract, with a person or company approved by Landlord (which approval shall not be unreasonably withheld or delayed), for the extermination of vermin, rats, mice and insects in and about the Demised Premises, such service contract and all renewals or replacements thereof to be in form reasonably approved by Landlord, and a copy thereof to be delivered to Landlord prior to the opening of the Demised Premises for business or, in the case of renewal or replacement contracts, prior to the termination or expiration of the prior contract.

      50.04 No Obstruction: Tenant shall not encumber or obstruct, or permit to be encumbered or obstructed, any portion of the sidewalk, entrances or common and public areas, of the Building adjacent to or abutting upon the Demised Premises. Tenant shall not use, or permit to be used, any area or space outside the Demised Premises for the conduct of Tenant's business and shall not permit Tenant's employees, agents, contractors or invitees to linger, loiter or assemble outside the Demised Premises.

      50.05 Deliveries: Tenant agrees that Tenant's deliveries to the Demised Premises shall be subject to Landlord's rules and regulations as shall be promulgated from time to time throughout the term of this lease. Under no circumstances shall any portion of the lobby of the Building be used for Tenant's deliveries.

      50.06 Continuous Operation: Tenant agrees that, notwithstanding any other provision of this lease, that it will be open for business not less than seven
(7) days per week except on federal holidays that fifty (50%) percent or more of the retail operations then in business in the Building jointly agree to close and during all hours observed by a majority of the retail tenants in the concourse level of the Building.

      50.07 Obnoxious Odors: Tenant will not permit any obnoxious odors to emanate from the Demised Premises. Tenant will, within three (3) business days after written notice from Landlord, install or commence to install, at its own cost and expense, reasonable control devices or procedures to eliminate such odors, if any, and will complete such installations as expeditiously as possible thereafter. In the event such condition is not promptly remedied, Landlord may, at its discretion, cure such condition and thereafter add the cost and expense incurred by Landlord therefor to the next monthly rental to become due and Tenant shall pay said amount as Additional Rental.

      50.08 Plumbing: Tenant may install and connect all of its utility waste lines to those now existing in the Building, sidewalk or streets, but agrees not to use the plumbing for any purpose other than that for which it was constructed and agrees, further, not to permit any food, waste or other foreign substance to be thrown or drawn into the pipes. Tenant agrees to maintain the plumbing that it installs in good order, repair and condition and to repair any damage resulting from any violation of this Article. Tenant further agrees to make any repairs to the plumbing of the Building if the damage thereto is caused by Tenant's use of such plumbing. Notwithstanding anything in this lease to the contrary, all such repairs shall be conducted by contractors and subcontractors satisfactory to Landlord in its sole discretion.

      50.09 No Excessive Noise: Tenant agrees that it will perform all of its work required or permitted hereunder and conduct its business in the Demised Premises throughout the term of this lease in such a manner so as not to create any excessive noise, which disturbs any of the other tenants or occupants of the Building.

      50.10 Material Inducement: The provisions of this Article 50 are a material inducement for Landlord to execute and deliver this lease. Any failure by Tenant to comply with the requirements of this Article 50 shall be deemed a material breach of this lease, for which Landlord shall be entitled to any and all of its remedies in accordance with the terms, conditions and covenants of this lease.

51. ADDENDUM TO ARTICLE 7 (SUBORDINATION):

      51.01 If the lessor of a superior lease or the holder of a superior mortgage shall succeed to the rights of Landlord under this lease, whether through possession or foreclosure action or delivery of a new lease or deed, then at the request of such party so succeeding to

Landlord's rights (hereinafter sometimes referred to as "successor landlord") and upon successor landlord's written agreement to accept Tenant's attornment, Tenant shall attorn to and recognize such successor landlord as Tenant's landlord under this lease, and shall promptly execute and deliver any instrument that such successor landlord may reasonably request to evidence such attornment. Upon such attornment this lease shall continue in full force and effect as, or as if it were, a direct lease between the successor landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this lease and shall be applicable after such attornment except that the successor landlord shall not:

            (a) be liable for any previous act or omission of Landlord under this lease,

            (b) be subject to any offset, not expressly provided for in this lease, which shall have theretofore accrued to Tenant against Landlord,

            (c) be bound by any previous modification of this lease, not expressly provided for in this lease, or by any previous prepayment of more than one month's Fixed Rental, unless such modification or prepayment shall have been expressly approved in writing by the lessor of the superior lease or the holder of the superior mortgage through or by reason of which the successor landlord shall have succeeded to the rights of Landlord under this lease.

      51.02 In the event any provision of this lease shall conflict with the provisions of Article 7, as supplemented by this Article 51, then the provisions of Article 7, as hereby supplemented, shall be deemed to be paramount, supersede such conflicting provisions and shall control.

52. ADDENDUM TO ARTICLE 17 (DEFAULT):

      52.01 Any payment made more than ten (10) days after the due date thereof, shall be subject to a late charge of four (4%) percent of the amount so overdue, as consideration for the additional expense incurred by the Landlord in the handling thereof. Such late charges shall be due with any such late payment.

53. PORNOGRAPHIC USE PROHIBITED:

      53.01 Without limiting the generality of Articles 2 and 45 hereof, Tenant agrees that it will not use, or permit the use of, the Demised Premises, or any portion thereof, for any pornographic or obscene purposes, nor for any commercial sex establishment, nor for any pornographic, obscene, nude or semi-nude performances, modeling, materials, activities or sexual conduct in or thereon. In the event of any violation by Tenant of the provisions of this
Article 53, Tenant shall, immediately upon notice from Landlord, cease the objectionable, conduct. The parties agree that in such instance, Landlord will suffer irreparable harm for which money damages will be an insufficient remedy. For that reason, in the event Tenant fails to cease such objectionable conduct as aforesaid, Landlord, in addition to any rights otherwise available to it under this lease and pursuant to law and equity, shall have the right to a court order granting an injunction against Tenant's objectionable conduct as aforesaid, application for such injunction to be made without notice.

54. MISCELLANEOUS:

      54.01 Conflict of Terms: In the event any term, covenant, condition or agreement contained in this Rider shall conflict or be inconsistent with any term, covenant, condition or agreement contained in the printed portion of this lease, then the parties agree that the Rider provision shall prevail.

      54.02 Governing Law: This lease shall be governed in all respects by the laws of the State of New York.

      54.03 Saving Provision: If any provision of this lease, or its application to any situation shall be invalid or unenforceable to any extent, the remainder to this lease, or the application thereof to situations other than that as to which it is invalid or unenforceable, shall not be affected thereby, and every provision of this lease shall be valid and enforceable to the fullest extent permitted by law.

      54.04 Lease Not Binding Unless Executed: Submission by Landlord of the within lease for execution by Tenant, shall confer no rights nor impose any obligations on either party unless and until both Landlord and Tenant shall have executed this lease and duplicate originals thereof shall have been delivered to the respective parties.

      54.05 No Recording: Neither this lease nor any memorandum hereof shall be recorded without the Landlord's prior written consent and any attempted recordation hereof by the Tenant shall be void and shall constitute a material default by Tenant hereunder.

      54.06 Entire Agreement, Successors and Assigns: This lease constitutes and incorporates the entire agreement between the parties hereto and no earlier statement or prior written or verbal matter shall have any force or effect, all of which are superseded in their entirety by this lease. Tenant agrees, that it is not relying on any representations or agreements other than those contained in this lease. This agreement shall not be modified or cancelled except by a written agreement signed by both parties. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors and except as otherwise provided in this lease, their assigns.

      IN WITNESS WHEREOF, Landlord and Tenant have executed this lease as of the day and year first written above.

WITNESS:                                  LANDLORD:

                                          CMC MIC HOLDING COMPANY, L.L.C.


/s/ Faith Ryan                            By:/s/ Irwin B. Cohen
--------------------                         -----------------------
                                             Name:    Irwin B. Cohen
                                             Title:   Manager

                                          By: MC HOLDINGS COMPANY, L..C.,
                                              Manager


                                             By: /s/ Arik Kislin
                                                 -------------------
                                                 Arik Kislin, Member

WITNESS:                                  RONNYBROOK FARM DAIRY, INC.


                                          By: /s/ Ronald Osofsky
                                              ----------------------
                                              Name:
                                              Title:

STATE OF NEW YORK  )
                    SS.:
COUNTY OF NEW YORK )

      On this ____day of _____________, 1995, before me personally came _______________________ to me known and known to me did depose and say that
(s)he resides at _________________________________, that (s)he is the
_____________ of ______ and that (s)he signed (her) his. name thereto by order of the Board of Directors of said corporation.

                                  ----------------------------------
                                  Notary Public

                              ATC MANAGEMENT, INC.
                                 88 Tenth Avenue
                            New York, New York 10011

                              MODIFICATION OF LEASE

                                                                October 31, 1996


Ronnybrook Farm Dairy, Inc.
Prospect Hill Road
Ancramdale, New York 12503

Dear Sirs:

      This letter shall serve to modify the lease agreement dated September 13, 1996 between CMC MIC HOLDING COMPANY, L.L.C. and RONNYBROOK FARM DAIRY, INC. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant have agreed that:

1. Commencing October 31, 1996 and expiring on Tenant's Lease Expiration Date, Tenant's Demised Premises shall be a portion of the ground floor of the building, as shown on "Modification of Lease Exhibit A" as attached;

2. Tenant's Proportionate Share shall be:

      (i) Commencing on Tenant's Lease Commencement Date and expiring on September 14, 1997:
            .0931%

      (ii)  Commencing September 15, 1997 and expiring on September 14, 1998:
            .1281%

      (iii) Commencing September 15, 1998 and expiring on Tenant's Lease Expiration Date:
            .1632%

3. Commencing October 31, 1996 and expiring on Tenant's Lease Expiration Date, Tenant's Fixed Rental shall be:

      (i)   Commencement Date through September 14, 1997 both dates inclusive:
            $13,680.00 per year
            ($1,140.00 per month);

      (ii)  September 15, 1997 through September 14, 1998 both dates inclusive:
            $13,680.00 per year
            ($1,140.00 per month);

      (iii) September 15, 1998 through September 14, 1999, both dates inclusive:
            $20,712.96 per year
            ($1,726.08 per month);

      (iv)  September 15, 1999 through September 14, 2000, both dates inclusive:
            $26,000.04 per year
            ($2,166.67 per month);

      (v)   September 15, 2000 through September 14, 2001, both dates inclusive:
            $33,585.96 per year
            ($2,798.83 per month);

      (vi)  September 15, 2001 through September 14, 2005, both dates inclusive:
            $38,384.04 per year
            ($3,198.67 per month);

      (vii) September 15, 2005 through September 14, 2006, both dates inclusive:
            $42,896.04 per year
            ($3,574.67 per month);

     (viii) September 15, 2006 through September 14, 2011, both dates inclusive:
            $47,694.00 per year
            ($3,974.50 per month);

      (ix)  September 15, 2011 through the remainder of the term of this lease:
            $47,979.76 per year
            ($3,998.33 per month).

All other terms and conditions of the Lease shall remain the same.

Agreed to and accepted by:

RONNYBROOK FARM DAIRY, INC.


/s/ Ronald Osofsky
----------------------------
Tenant

CMC MIC HOLDING COMPANY, L.L.C.


/s/ Irwin B. Cohen
----------------------------
Landlord

                                       2